CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the references to our firm under the caption "Shareholder Reports" in the Prospectus/Proxy Statement in this Registration Statement (Form N-14) (No. 333-XXXXX) of The TIP Funds of our report dated November 10, 2000, included in the 2000 annual report to shareholders of the Penn Capital Select Financial Services Fund.

                                                             Ernst & Young LLP


Philadelphia, Pennsylvania
July 30, 2001